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                                                                    EXHIBIT 10.1

Consulting Agreement                                       Strictly Confidential
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CONSULTING AGREEMENT       This Consulting Agreement (the "Consulting
                           Agreement") was made as of April 12, 2002, by and between Robert A. Wilson ("Consultant") and AquaPro Corporation (the "Company").

WITNESSETH                 WHEREAS, the Company engages in the business of
                           owning and managing catfish aquaculture farms
                           (Aquaculture) directly and through its two wholly-owned subsidiaries, American Fisheries
                           Corporation and Circle Creek Aquaculture, Inc. and grows channel catfish for ultimate sale and processing and desires to expand its business by seeking acquisitions of other businesses; and

                           WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

                           WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and its desirous of performing such services for the Company; and

                           WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

                           NOW THEREFORE, in consideration of the mutual covenants hereinafter stated it is agreed as follows:

                           1.  APPOINTMENT

                               The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

                           2.  TERM

                               The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on April 12, 2003, unless earlier terminated in accordance with paragraph (7) herein or extended as agreed to between the parties.

                           3.  NEEDS

                               The Company is presently seeking a
                               recapitalization of its capital structure including debt and equity. The Company is determining how best to raises $25 million for mergers and acquisitions, repayment of outstanding debt and working capital.

                           4.  SERVICES

                               During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

                               (a)  The development of a written plan and
                                    implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services:

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Consulting Agreement                                       Strictly Confidential
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(b) The implementation of marketing program to enable the Company to broaden the markets for tis services and promote the image of the Company and its products and services;
(c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;
(d) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and
(e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private public offering.

4.  DUTIES OF THE COMPANY

    The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously suppled pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all filings with all federal and state securities agencies, with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

5.  COMPENSATION

    The Company will immediately grant Consultant or his designee an amount of 500,000 shares of common stock of the Company. The Common Stock will be registered at consultant's requests under form S-8 at any time after issue.

6.  REPRESENTATION AND INDEMNIFICATION

    The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

7.  MISCELLANEOUS

    (a) Termination: This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.
    (b) Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter thereof. This Consulting Agreement may be amended only in writing signed by both Parties.
    (c) Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.
    (d) Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of

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Consulting Agreement                                    Strictly Confidential
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                               any other breach of that provision or of any
                               breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement

                           (e) Assignment: The Options under this Agreement
                               are assignable at the discretion of the
                               Consultant.

                           (f) Severability: If any provision of this
                               Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                           (g) Disagreements: Any dispute or other
                               disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Southampton, NY. The interpretation and the enforcement of this Agreement shall be governed by New York Law as applied to residents of the State of New York relating to contracts executed in and to be performed solely within the State of New York. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).




IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.






AquaPro Corporation                                   CONSULTANT



/s/ George Hastings, Jr.                              /s/ Robert A. Wilson
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George Hastings, Jr., Chairman/CEO/President          Robert A. Wilson









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